Exhibit 99.1

Teradyne Reports Increase in Fourth Quarter 2012 Orders; Expects

Revenue Growth in First Quarter of 2013

Q4’12 orders increased 18% from Q3’12

Q4’12 revenue of $248 million, down 46 percent from Q3’12 and down 16 percent from Q4’11

Q4’12 diluted non-GAAP income from continuing operations of $0.07 per share, down from $0.53 per share in Q3’12 and down from $0.17 per share in Q4’11; Q4’12 diluted GAAP loss from continuing operations of ($0.09) per share

Q1’13 guidance: Revenue of $260 million to $280 million; Diluted non-GAAP income (loss) from continuing operations of ($0.01) to $0.05 per share; Diluted GAAP loss from continuing operations of ($0.06) to ($0.01) per share

NORTH READING, Mass. – January 23, 2013 – Teradyne, Inc. (NYSE: TER) reported revenue of $248 million for the fourth quarter of 2012 of which $184 million was in Semiconductor Test, $40 million in Systems Test Group and $24 million in Wireless Test. On a non-GAAP basis, Teradyne’s income from continuing operations in the fourth quarter was $12.6 million, or $0.07 per diluted share, which excluded acquired intangible asset amortization, pension actuarial losses, non-cash convertible debt interest, and included income taxes on a cash basis. GAAP loss from continuing operations was ($16.5) million or ($0.09) per diluted share.

Bookings in the fourth quarter of 2012 were $273 million of which $183 million were in Semiconductor Test, $64 million in the Systems Test Group and $26 million in Wireless Test.

For fiscal year 2012, revenue was $1.66 billion. Income from continuing operations for the year was $337.5 million or $1.67 per diluted share on a non-GAAP basis. GAAP income from continuing operations was $217.0 million or $0.94 per diluted share. Bookings for the year were $1.6 billion.

“2012 was a very good year for Teradyne as we increased sales by 16%, operating profit by 26% and generated $285 million in free cash flow,” said CEO, Mike Bradley. “While the fourth quarter sales were seasonally slower, orders in the fourth quarter were up 18% sequentially and we’ve set our first quarter revenue plan to meet that improving demand.”

Guidance for the first quarter of 2013 is revenue of $260 million to $280 million, with diluted non-GAAP income (loss) from continuing operations of ($0.01) to $0.05 per share and diluted GAAP loss from continuing operations of ($0.06) to ($0.01) per share. Non-GAAP guidance excludes acquired intangible asset amortization, non-cash convertible debt interest, and includes income taxes on a cash basis.

Webcast

A conference call to discuss the fourth quarter of 2012 results, along with management’s business outlook is scheduled at 10 a.m. EST, Thursday, January 24, 2013. The call will be broadcast simultaneously over the Internet. Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins.

A replay will be available approximately two hours after the completion of the call. The replay number in the U.S. & Canada is 855-859-2056. The replay number outside the U.S. & Canada is 404-537-3406. The pass code for both numbers is 88747113. A replay will also be available on the Teradyne website www.teradyne.com. Click on “Investors” for a link to the replay. The replay will be available via phone and website through February 9, 2013.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP income from continuing operations exclude acquired intangible asset amortization, non-cash convertible debt interest, fair value inventory step-up related to LitePoint, pension and post retirement actuarial gains and losses, and restructuring and other net, and include income taxes on a cash basis. GAAP requires that these items be included in determining income from operations and income from continuing operations. Non-GAAP income from operations, non-GAAP income from continuing operations, non-GAAP income from operations and non-GAAP income from continuing operations as a percentage of revenue, and non-GAAP income from continuing operations per share are non-GAAP measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP gross margin excludes charges related to the fair value inventory step-up recorded as part of acquisition purchase accounting and pension and post retirement actuarial gains and losses. GAAP requires that this item be included in determining gross margin. Non-GAAP gross margin dollar amount and percentage are non-GAAP measures that management believes provide useful supplemental information for management and the investor. Management uses non-GAAP gross margin as a performance measure for Teradyne’s current core business and future outlook and for comparison with Teradyne’s business plan, historical gross margin results and the gross margin results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investors” and then selecting the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP financial measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NYSE:TER) is a leading supplier of Automatic Test Equipment used to test semiconductors, wireless products, data storage and complex electronic systems which serve consumer, communications, industrial and government customers. In 2012, Teradyne had sales of $1.66 billion and currently employs approximately 3,600 people worldwide. For more information, visit www.teradyne.com. Teradyne(R) is a registered trademark of Teradyne, Inc. in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements regarding future business prospects, Teradyne’s results of operations and market conditions. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance. You can identify these forward-looking statements based on the context of the statements and by the fact that they use words such as “will,” “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. There can be no assurance that management’s estimates of Teradyne’s future results or other forward looking statements will be achieved. Important factors that could cause actual results to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates; decreased or delayed product demand; increased research and development spending and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” section of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and Quarterly Report on Form 10-Q for the period ended September 30, 2012. The forward-looking statements provided by Teradyne in this press release represent management’s views as of the date of this release. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this release.

TERADYNE, INC. REPORT FOR FOURTH FISCAL QUARTER OF 2012

CONDENSED CONSOLIDATED OPERATING STATEMENTS

(In thousands, except per share amounts)

	Quarter Ended			Year Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Net revenues	$248,404	$463,394	$296,992	$1,656,750	$1,429,061
Cost of revenues (2)	122,999	203,194	163,006 (1)	770,713	717,131	(1)

Gross profit	125,405	260,200	133,986	886,037	711,930

Operating expenses:
Engineering and development	61,660	63,055	56,364 (1)	251,382	197,796	(1)
Selling and administrative	70,436	69,921	64,941 (1)	281,500	235,327	(1)
Acquired intangible asset amortization	18,221	18,429	19,129	73,508	40,465
Restructuring and other, net (3)	(317)	683	5,345	(7,721)	8,502

Operating expenses	150,000	152,088	145,779	598,669	482,090

(Loss) income from operations	(24,595)	108,112	(11,793)	287,368	229,840
Interest and other (4)	(5,690)	(5,087)	(5,256)	(21,392)	(17,077)

(Loss) income from continuing operations before income taxes	(30,285)	103,025	(17,049)	265,976	212,763
Income tax (benefit) provision	(13,742)	14,384	(144,340)	48,927	(129,256)

(Loss) income from continuing operations	(16,543)	88,641	127,291	217,049	342,019

Income from discontinued operations before income taxes (5)	—	—	—	—	1,436
Income tax benefit	—	—	—	—	(267)

Income from discontinued operations	—	—	—	—	1,703
Gain on disposal of discontinued operations (net of income tax provision of $4,578)	—	—	—	—	24,371

Net (loss) income	$(16,543)	$88,641	$127,291	$217,049	$368,093

(Loss) income per common share from continuing operations:
Basic	$(0.09)	$0.47	$0.69	$1.16	$1.85

Diluted	$(0.09)	$0.39	$0.57	$0.94	$1.51

Net (loss) income per common share:
Basic	$(0.09)	$0.47	$0.69	$1.16	$1.99

Diluted	$(0.09)	$0.39	$0.57	$0.94	$1.62

Weighted average common shares - basic	187,737	187,364	183,544	186,878	184,683

Weighted average common shares - diluted (6)	187,737	229,210	222,858	230,246	226,820

Net orders	$272,620	$230,794	$375,870	$1,553,199	$1,383,617

(1)	In the first quarter of 2012, we elected to change our accounting method from delayed recognition of gains and losses for our defined benefit pension plans and other post retirement benefit plans to immediate recognition. We have applied these changes retrospectively, as required, and the adjusted amounts are shown above. Below are the amounts as originally reported:

	Quarter Ended December 31, 2011	Year Ended December 31, 2011
Cost of revenues	$160,639	$715,368
Engineering and development	53,431	195,600
Selling and administrative	62,697	233,711

Income per common share from continuing operations:
Basic	$0.74	$1.88
Diluted	$0.61	$1.53

(2)	Cost of revenues includes:

	Quarter Ended			Year Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Provision for excess and obsolete inventory	$10,441	$5,481	$845	$26,849	$11,601
Sale of previously written down inventory	(1,101)	(651)	(2,859)	(4,271)	(8,100)
Inventory step-up	—	—	12,178	6,089	12,178

	$9,340	$4,830	$10,164	$28,667	$15,679

(3)	Restructuring and other, net consists of:

	Quarter Ended			Year Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Contingent consideration fair value adjustment	$(317)	$—	$—	$(8,794)	$—
Employee severance	—	683	—	1,073	1,325
Acquisition costs	—	—	3,308	—	4,636
Non-U.S. pension settlement	—	—	2,037	—	2,972
Facility related	—	—	—	—	(431)

	$(317)	$683	$5,345	$(7,721)	$8,502

(4)	Interest and other includes:

	Quarter Ended			Year Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Non-cash convertible debt interest	$3,628	$3,506	$3,165	13,798	$12,039

(5)	On March 21, 2011, Teradyne completed the sale of its Diagnostic Solutions business unit to SPX Corporation for a gain of $24.4 million. The results for the discontinued business unit have been included within discontinued operations for all periods presented.

(6)	Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarters ended September 30, 2012 and December 31, 2011, and the years ended December 31, 2012 and 2011, 21.9 million, 20.4 million, 22.4 million and 21.5 million shares, respectively, have been included in diluted shares.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	December 31, 2012	December 31, 2011
Assets
Cash and cash equivalents	$338,920	$573,736
Marketable securities	431,516	96,502
Accounts receivable	153,423	129,330
Inventories (1)	136,930	160,063
Deferred tax assets	77,305	53,948
Prepayments and other current assets	97,372	86,308

Total current assets	1,235,466	1,099,887

Net property, plant and equipment	265,782	232,207
Long-term marketable securities	235,872	84,407
Other assets	20,209	17,545
Retirement plan assets	3,282	8,840
Intangible assets	318,867	392,975
Goodwill	349,272	352,778

Total assets	$2,428,750	$2,188,639

Liabilities
Accounts payable	$55,844	$69,842
Accrued employees’ compensation and withholdings	86,264	90,427
Deferred revenue and customer advances	81,357	78,670
Contingent consideration	388	68,892
Other accrued liabilities	56,861	62,420
Income taxes payable	12,306	860
Current debt	2,328	2,573

Total current liabilities	295,348	373,684

Long-term deferred revenue and customer advances	16,227	33,541
Retirement plan liabilities	94,373	76,638
Deferred tax liabilities	52,086	16,049
Other long-term liabilities	21,302	23,711
Long-term debt	171,059	159,956

Total liabilities	650,395	683,579

Shareholders’ equity	1,778,355	1,505,060

Total liabilities and shareholders’ equity	$2,428,750	$2,188,639

(1)	As of December 31, 2011, Inventories included approximately $6.1 million of LitePoint inventory step-up.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended		Year Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Cash flows from operating activities:
Net (loss) income	$(16,543)	$127,291	$217,049	$368,093
Less: Income from discontinued operations	—	—	—	1,703
Less: Gain on disposal of discontinued operations	—	—	—	24,371

(Loss) income from continuing operations	(16,543)	127,291	217,049	342,019
Adjustments to reconcile (loss) income from continuing operations to net cash provided by operating activities:
Depreciation	15,237	12,614	55,049	51,040
Amortization	21,960	22,509	87,750	53,347
Retirement plans actuarial losses	18,329	9,504	23,320	13,707
Provision for excess and obsolete inventory	10,441	845	26,849	11,601
Stock-based compensation	9,286	9,823	39,920	32,337
Deferred taxes	365	(146,208)	7,441	(146,669)
Contingent consideration adjustment	(388)	—	(8,794)	—
Tax benefit related to stock options and restricted stock units	(758)	—	(8,358)	—
Inventory step-up	—	12,178	6,089	12,178
Other	1,248	638	498	3,015
Changes in operating assets and liabilities, net of businesses acquired and sold:
Accounts receivable	52,041	41,134	(24,093)	66,367
Inventories	(4,937)	419	20,133	(615)
Other assets	(10,707)	(9,047)	(3,429)	(22,600)
Deferred revenue and customer advances	(3,976)	(10,055)	(14,627)	(68,359)
Accounts payable and accrued expenses	(17,691)	(739)	(35,291)	(48,222)
Retirement plan contributions	(1,099)	(5,458)	(4,778)	(11,851)
Accrued income taxes	(30,509)	(5,663)	19,804	(8,727)

Net cash provided by continuing operations	42,299	59,785	404,532	278,568
Net cash used for discontinued operations	—	(579)	—	(4,804)

Net cash provided by operating activities	42,299	59,206	404,532	273,764

Cash flows from investing activities:
Purchases of property, plant and equipment	(27,948)	(19,474)	(119,080)	(86,097)
Purchases of available-for-sale marketable securities	(238,072)	(98,541)	(751,129)	(691,802)
Proceeds from maturities of available-for-sale marketable securities	68,419	33,067	171,054	518,483
Proceeds from sales of available-for-sale marketable securities	24,278	48,947	95,215	676,386
Acquisition of business, net of cash acquired	—	(537,489)	—	(537,489)

Net cash used for by continuing operations	(173,323)	(573,490)	(603,940)	(120,519)
Net cash provided by discontinued operations	—	—	—	39,062

Net cash used for investing activities	(173,323)	(573,490)	(603,940)	(81,457)

Cash flows from financing activities:
Issuance of common stock	518	170	18,477	17,385
Tax benefit related to stock options and restricted stock units	758	—	8,358	—
Payments of long-term debt	(1,287)	—	(2,533)	(2,518)
Payments of contingent consideration	(15,737)	—	(59,710)	—
Repurchase of common stock	—	(7,313)	—	(31,175)

Net cash used for financing activities	(15,748)	(7,143)	(35,408)	(16,308)

(Decrease) increase in cash and cash equivalents	(146,772)	(521,427)	(234,816)	175,999
Cash and cash equivalents at beginning of period	485,692	1,095,163	573,736	397,737

Cash and cash equivalents at end of period	$338,920	$573,736	$338,920	$573,736

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	December 31, 2012	% of Net Revenues			September 30, 2012	% of Net Revenues			December 31, 2011	% of Net Revenues
Net revenues	$248.4				$463.4				$297.0

Gross profit—GAAP	$125.4	50.5%			$260.2	56.2%			$134.0	45.1%
Inventory step-up	—	—			—	—			12.2	4.1%
Pension mark-to-market adjustments (1)	7.8	3.1%			0.4	0.1%			2.9	1.0%

Gross profit—non-GAAP	$133.2	53.6%			$260.6	56.2%			$149.1	50.2%

(Loss) income from operations—GAAP	$(24.6)	-9.9%			$108.1	23.3%			$(11.8)	-4.0%
Acquired intangible asset amortization	18.2	7.3%			18.4	4.0%			19.1	6.4%
Pension mark-to-market adjustments (1)	18.3	7.4%			1.9	0.4%			9.5	3.2%
Restructuring and other, net (2)	(0.3)	-0.1%			0.7	0.2%			5.3	1.8%
Inventory step-up	—	—			—	—			12.2	4.1%

Income from operations—non-GAAP	$11.6	4.7%			$129.1	27.9%			$34.3	11.5%

			Income per Common Share from Continuing Operations				Income per Common Share from Continuing Operations				Income per Common Share from Continuing Operations
	December 31, 2012	% of Net Revenues	Basic	Diluted	September 30, 2012	% of Net Revenues	Basic	Diluted	December 31, 2011	% of Net Revenues	Basic	Diluted
(Loss) income from continuing operations—GAAP	$(16.5)	-6.6%	$(0.09)	$(0.09)	$88.6	19.1%	$0.47	$0.39	$127.3	42.9%	$0.69	$0.57
Acquired intangible asset amortization	18.2	7.3%	0.10	0.10	18.4	4.0%	0.10	0.09	19.1	6.4%	0.10	0.09
Pension mark-to-market adjustments (1)	18.3	7.4%	0.10	0.10	1.9	0.4%	0.01	0.01	9.5	3.2%	0.05	0.05
Income tax adjustment (3)	(10.7)	-4.3%	(0.06)	(0.06)	(4.7)	-1.0%	(0.03)	(0.02)	—	—	—	—
Interest and other (4)	3.6	1.4%	0.02	0.02	3.5	0.8%	0.02	0.02	3.2	1.1%	0.02	0.02
Restructuring and other, net (2)	(0.3)	-0.1%	(0.00)	(0.00)	0.7	0.2%	0.00	0.00	5.3	1.8%	0.03	0.03
Deferred tax valuation allowance	—	—	—	—	—	—	—	—	(144.3)	-48.6%	(0.79)	(0.71)
Inventory step-up	—	—	—	—	—	—	—	—	12.2	4.1%	0.07	0.06
Convertible share adjustment (5)	—	—	—	—	—	—	—	0.04	—	—	—	0.06

Income from continuing operations—non-GAAP	$12.6	5.1%	$0.07	$0.07	$108.4	23.4%	$0.58	$0.53	$32.3	10.9%	$0.18	$0.17

GAAP and non-GAAP weighted average common shares—basic	187.7				187.4				183.5
GAAP weighted average common shares—diluted	187.7				229.2				222.9
Include GAAP dilutive shares	3.7				—				—
Exclude dilutive shares from convertible note	—				(21.9)				(20.4)

Non-GAAP weighted average common shares—diluted (5)	191.4				207.3				202.5

(1) Actuarial loss recognized under GAAP in accordance with the Company’s mark-to-market pension accounting.

(2) Restructuring and other, net consists of:
	Quarter Ended
	December 31, 2012				September 30, 2012				December 31, 2011
Contingent consideration fair value adjustment	$(0.3)				$—				$—
Employee severance	—				0.7				—
Non-U.S. pension settlement	—				—				2.0
Acquisition costs	—				—				3.3

	$(0.3)				$0.7				$5.3

(3) For the quarters ended December 31, 2012 and September 30, 2012, adjustment to record income tax provision on a cash basis.

(4) For the quarters ended December 31, 2012, September 30, 2012 and December 31, 2011, Interest and Other included non-cash convertible debt interest.

(5)  For the quarters ended September 30, 2012 and December 31, 2011, the calculation of non-GAAP diluted earnings per share gives benefit to the Company’s call option on its stock for 34.7 million shares at $5.48.

      As a result, 16.8 million and 14.7 million shares, respectively, have been included in non-GAAP diluted shares and net interest expense of $2.3 million has been added back to non-GAAP net income for the non-GAAP diluted earnings per share calculation.

	Year Ended
	December 31, 2012	% of Net Revenues			December 31, 2011	% of Net Revenues
Net Revenues	$1,656.8				$1,429.1

Gross profit—GAAP	$886.0	53.5%			$711.9	49.8%
Inventory step-up	6.1	0.4%			12.2	0.9%
Pension mark-to-market adjustments (1)	9.0	0.5%			4.0	0.3%

Gross profit—non-GAAP	$901.1	54.4%			$728.1	50.9%

Income from operations—GAAP	$287.4	17.3%			$229.8	16.1%
Acquired intangible asset amortization	73.5	4.4%			40.5	2.8%
Inventory step-up	6.1	0.4%			12.2	0.9%
Pension mark-to-market adjustments (1)	23.3	1.4%			13.7	1.0%
Restructuring and other, net (2)	(7.7)	-0.5%			8.5	0.6%

Income from operations—non-GAAP	$382.6	23.1%			$304.7	21.3%

			Income per Common Share from Continuing Operations				Income per Common Share from Continuing Operations
	December 31, 2012	% of Net Revenues	Basic	Diluted	December 31, 2011	% of Net Revenues	Basic	Diluted
Income from continuing operations—GAAP	$217.0	13.1%	$1.16	$0.94	$342.0	23.9%	$1.85	$1.51
Acquired intangible asset amortization	73.5	4.4%	0.39	0.35	40.5	2.8%	0.22	0.20
Income tax adjustment (3)	11.5	0.7%	0.06	0.06	—	—	—	—
Interest and other (4)	13.8	0.8%	0.07	0.07	12.0	0.8%	0.06	0.06
Inventory step-up	6.1	0.4%	0.03	0.03	12.2	0.9%	0.07	0.06
Pension mark-to-market adjustments (1)	23.3	1.4%	0.12	0.11	13.7	1.0%	0.07	0.07
Restructuring and other, net (2)	(7.7)	-0.5%	(0.04)	(0.04)	8.5	0.6%	0.05	0.04
Deferred tax valuation allowance	—	—	—	—	(144.3)	-10.1%	(0.78)	(0.70)
Convertible share adjustment (5)	—	—	—	0.15	—	—	—	0.19

Income from continuing operations—non-GAAP	$337.5	20.4%	$1.81	$1.67	$284.6	19.9%	$1.54	$1.43

GAAP and non-GAAP weighted average common shares—basic	186.9				184.7
GAAP weighted average common shares—diluted	230.2				226.8
Exclude dilutive shares from convertible note	(22.4)				(21.5)

Non-GAAP weighted average common shares—diluted (5)	207.8				205.3

(1) Actuarial loss recognized under GAAP in accordance with the Company’s mark-to-market pension accounting.

(2) Restructuring and other, net consists of:
	Year Ended
	December 31, 2012				December 31, 2011
Contingent consideration fair value adjustment	$(8.8)				$—
Employee severance	1.1				1.3
Acquisition costs	—				4.6
Non-U.S. pension settlement	—				3.0
Facility related	—				(0.4)

	$(7.7)				$8.5

(3) For the year ended December 31, 2012, adjustment to record income tax provision on a cash basis.

(4) For the year ended December 31, 2012 and 2011, Interest and Other included non-cash convertible debt interest.

(5)  For the year ended December 31, 2012 and 2011, the calculation of non-GAAP diluted earnings per share gives benefit to the Company’s call option on its stock for 34.7 million shares at $5.48. As a result, 17.4 million and 16.2 million shares, respectively, have been included in non-GAAP diluted shares and net interest expense of approximately $9.3 and $9.6 million, respectively, has been added back to non-GAAP net income for the non-GAAP diluted earnings per share calculation.

The following sets forth a reconciliation of free cash flow, a non-GAAP financial measure, to net cash provided by operating activities, a GAAP measure, which we believe to be the GAAP financial measure most directly comparable to free cash flow.

	Year Ended
	December 31, 2012
Net cash flow from continuing operations	$404
Include property, plant and equipment	(119)

Non-GAAP cash flow from continuing operations	$285

GAAP to Non-GAAP Reconciliation of First Quarter 2013 guidance:	First Quarter 2013
GAAP and non-GAAP first quarter revenue guidance:	$260 million	to	$280 million
GAAP loss from continuing operations per diluted share	$(0.06)		$(0.01)
Exclude acquired intangible asset amortization	0.10		0.10
Exclude non-cash convertible debt interest	0.02		0.02
Exclude non-cash income tax benefit	(0.07)		(0.06)

Non-GAAP (loss) income from continuing operations per diluted share	$(0.01)		$0.05

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.

Contact:	Teradyne, Inc.
Andy Blanchard 978-370-2425
Vice President of Corporate Relations